Exhibit 10.1
THE CARLYLE GROUP INC. AMENDED AND RESTATED
2012 EQUITY INCENTIVE PLAN
(as amended through June 1, 2021)
1.Purpose of the Plan
The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan (as amended through June 1, 2021) (the “Plan”) is designed to promote the long term financial interests and growth of The Carlyle Group Inc., a Delaware corporation and its Affiliates by (i) attracting and retaining senior professionals, employees, consultants, directors, members, partners and other service providers of the Company or any of its Affiliates and (ii) aligning the interests of such individuals with those of the Company and its Affiliates by providing them with equity-based awards based on the Company’s shares of common stock, par value $0.01 per share (the “Shares”).
2.Definitions
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:
(a)Act: The U.S. Securities Exchange Act of 1934, as amended, or any successor thereto.
(b)Administrator: The Compensation Committee of the Board, or a subcommittee thereof, or, if the Board shall so determine, the Board or other such committee thereof, to whom authority to administer the Plan has been delegated pursuant to Section 4 of the Plan.
(c)Affiliate: With respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(d)Award: Individually or collectively, any Option, Share Appreciation Right, or Other Share-Based Awards based on or relating to the Shares issuable under the Plan.
(e)Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).
(f)Board: The board of directors of the Company.
(g)Change in Control: (i) The occurrence of any Person, other than an Affiliate of the Company, becoming the “beneficial owner” (as defined in Rules 13d-3 and l3d-5 under the Act), directly or indirectly, of 50% or more of the total voting power of Shares, including by way of merger, consolidation or otherwise; or (ii) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the directors serving on the Board. For purposes of this definition, “Continuing Director” means any member of the Board (a) serving on the Board at the beginning of the relevant period of two consecutive years referred to in the immediately preceding sentence, (b) appointed or elected to the Board by the members of the Board or (c) whose appointment or election to the Board by such Board, or nomination for election to the Board by the Company’s shareholders, was approved by a majority of the directors of the Board then still serving at the time of such approval who were so serving at the beginning of the relevant period of two consecutive years, were so appointed or elected by the members of the Board or whose appointment or election or nomination for election was so approved.
(h)Code: The U.S. Internal Revenue Code of 1986, as amended, or any successor thereto.
(i)Company: The Carlyle Group Inc., a Delaware corporation, and any successor corporation thereto.

(j)Disability: The term “Disability” shall have the meaning as provided under Section 409A(a)(2)(C)(i) of the Code. Notwithstanding the foregoing or any other provision of this Plan, the definition of Disability (or any analogous term) in an Award agreement shall supersede the foregoing definition; provided, however, that if no definition of Disability or any analogous term is set forth in such agreement, the foregoing definition shall apply.
(k)Effective Date: May 2, 2012.
(l)Fair Market Value: Of a Share on any given date means (i) the closing sale price per Share as quoted on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) on that date (or, if no closing sale price is reported, the last reported sale price), (ii) if the Shares are not listed for trading on Nasdaq, the closing sale price (or, if no closing sale price is reported, the last reported sale price) as reported on that date in composite transactions for the principal national securities exchange registered pursuant to Section 6(g) of the Act on which the Shares are listed, (iii) if the Shares are not so listed on a national securities exchange, the last quoted bid price for the Shares on that date in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization, or (iv) if the Shares are not so quoted by OTC Markets Group Inc. or a similar organization, the average of the mid-point of the last bid and ask prices for the Shares on that date from a nationally recognized independent investment banking firm selected by the Administrator for this purpose.
(m)Option: A nonqualified option to purchase Shares granted pursuant to Section 6 of the Plan.
(n)Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.
(o)Other Share-Based Awards: Awards granted pursuant to Section 8 of the Plan.
(p)Participant: A senior professional, employee, consultant, director, member, partner or other service provider of the Company or of any of its Affiliates who is selected by the Administrator to participate in the Plan.
(q)Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).
(r)Plan: The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan.
(s)Services: Shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, member or partner, if the Participant is consultant to, or partner of, the Company or of any of its Affiliates, and (iii) a Participant’s services as an non-employee director, if the Participant is a non-employee member of the Board; provided, however, that with respect to any Award subject to Section 409A of the Code, a Participant’s termination of Services shall be deemed to occur upon the date of the Participant’s separation from service within the meaning of Section 409A of the Code.
(t)Share Appreciation Right: A share appreciation right granted pursuant to Section 7 of the Plan.
(u)2021 Restatement Date: The June 1, 2021 effective date of the Plan’s amendment and restatement.
3.Shares Subject to the Plan
(a)Subject to Section 9 of the Plan, the total number of Shares which may be issued pursuant to Awards granted under the Plan on or after the 2021 Restatement Date shall be 16,000,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or payment of cash upon the exercise, vesting or settlement of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. If Shares are not issued or are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares will not be added back to the aggregate number of Shares with respect to which Awards may be granted under the Plan, but rather will count against the aggregate number of Shares with respect to which Awards may be granted under the Plan. When an Option or Share Appreciation Right is granted under the Plan, the number of Shares subject to the Option or Share Appreciation Right will be counted against the aggregate number of Shares with respect to which Awards may be granted under the Plan as one Share for every Share subject to such Option or Share Appreciation Right. No Shares will be added back to the Share reserve under the Plan with respect to exercised Share Appreciation Rights granted under the Plan (regardless of whether the Share Appreciation Rights are cash settled or stock settled). Additionally, no Shares will be added back to the Share reserve under the Plan in the event that (i) a portion of the Shares covered by an Option are tendered to the Company or “net settled” to cover payment of the Option exercise price or (ii) the Company utilizes the proceeds received upon Option exercise to repurchase Shares on the open market or otherwise.
(b)In the event that any Awards under the Plan (regardless of whether granted prior to, on or after the 2021 Restatement Date) terminate or lapse for any reason (in whole or in part), including, without limitation, due to failure to achieve performance-vesting or service-vesting criteria, on or after the 2021 Restatement Date without payment of consideration, the number of Shares subject to such terminated or lapsed portion of Awards shall be available for future Award grants under the Plan.
(c)The maximum number of Shares subject to Awards granted during a calendar year to any non-employee director serving on the Board, taken together with any cash fees paid to such non-employee director during such calendar year, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
4.Administration
(a)The Plan shall be administered by the Administrator. The Administrator may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Company or of any Affiliate of the Company; provided that such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time. Awards may, in the discretion of the Administrator, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company, any Affiliate of the Company or any entity acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan.
(b)The Administrator is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Administrator deems necessary or desirable. Any decision of the Administrator in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).
(c)The Administrator shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).
(d)The Administrator may require payment of any amount it may determine to be necessary to withhold for U.S. federal, state, local, foreign or other taxes or social insurance contributions as a result of the exercise, grant or vesting of an Award (or such other taxable that may be applicable). In connection therewith, the Company or any Affiliate shall have the right to withhold from any compensation or other amount owing to the Participant, applicable withholding taxes or social insurance contributions with respect to any issuance or transfer under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes or social insurance contributions. Additionally, the Administrator may permit or require a Participant to publicly sell, in a manner prescribed by the Administrator, a sufficient number of Shares in connection with the settlement of an Award (with a remittance of the sale proceeds to the Company) to cover applicable tax withholdings or social insurance contributions.

5.Limitations
No Award may be granted under the Plan after June 1, 2031, but Awards theretofore granted may extend beyond that date.
6.Terms and Conditions of Options
Options granted under the Plan shall be non‑qualified options for U.S. federal income tax purposes, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Administrator shall determine:
(a)Option Price. The Option Price per Share shall be determined by the Administrator; provided that the Option Price per Share shall not be less than the Fair Market Value of a Share on the applicable date the Option is granted unless the Participant is not subject to Section 409A of the Code or the Option is otherwise designed to be compliant with Section 409A of the Code.
(b)Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Administrator, but in no event shall an Option be exercisable more than ten years after the date it is granted.
(c)Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to the relevant clauses in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company, and in the manner designated by the Administrator, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by personal check), (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Administrator, (iii) partly in cash and partly in such Shares, (iv) if the Option relates to Shares and if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased, or (v) to the extent permitted by the Administrator, through net settlement in Shares. No Participant shall have any rights to distributions or other rights of a holder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Administrator pursuant to the Plan.
(d)Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Administrator, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.
(e)Service Recipient Stock. No Option may be granted to a Participant subject to Section 409A of the Code unless (i) the Shares constitute “service recipient stock” with respect to such Participant (as defined in Section 1.409A-1(b)(5)(iii)) or (ii) the Option is otherwise designed to be compliant with Section 409A of the Code.
(f)Repricing of Options. Notwithstanding any other provisions under the Plan, no action shall be taken under the Plan without shareholder approval to (i) lower the exercise prices of any Options after they are granted, (ii) exchange Options for Options with lower exercise prices or cancel an Option when the Option Price exceeds the Fair Market Value in exchange for cash or other Awards (other than pursuant to Section 9 hereof) or (iii) take any other action that is treated as a “repricing” of stock options under generally accepted accounting principles.
7.Terms and Conditions of Share Appreciation Rights

(a)Grants. The Administrator may grant (i) a Share Appreciation Right independent of an Option or (ii) a Share Appreciation Right in connection with an Option, or a portion thereof. A Share Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Administrator may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).
(b)Terms. The exercise price per Share of a Share Appreciation Right shall be an amount determined by the Administrator; provided, however, that (y) the exercise price per Share shall not be less than the Fair Market Value of a Share on the applicable date the Share Appreciation Right is granted unless the Participant is not subject to Section 409A of the Code or the Share Appreciation Right is otherwise designed to be compliant with Section 409A of the Code and (z) in the case of a Share Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Share Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Share Appreciation Right. Each Share Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Administrator. Share Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Share Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. The Administrator, in its sole discretion, may determine that no fractional Shares will be issued in payment for Share Appreciation Rights, but instead cash will be paid for a fraction or the number of Shares will be rounded downward to the next whole Share. No Participant shall have any rights to distributions or other rights of a holder with respect to Shares subject to a Share Appreciation Right until the Participant has been issued Shares in settlement of such Share Appreciation Rights and, if applicable, has satisfied any other conditions imposed by the Administrator pursuant to the Plan.
(c)Limitations. The Administrator may impose, in its discretion, such conditions upon the exercisability of Share Appreciation Rights as it may deem fit, but in no event shall a Share Appreciation Right be exercisable more than ten years after the date it is granted.
(d)Service Recipient Stock. No Share Appreciation Right may be granted to a Participant subject to Section 409A of the Code unless (i) the Shares constitute “service recipient stock” with respect to such Participant (as defined in Section 1.409A-1(b)(5)(iii)) or (ii) the Share Appreciation Right is otherwise designed to be compliant with Section 409A of the Code.
(e)Repricing of Share Appreciation Rights. Notwithstanding any other provisions under the Plan, no action shall be taken under the Plan without shareholder approval to (i) lower the exercise prices of any Share Appreciation Rights after they are granted, (ii) exchange Share Appreciation Rights for Share Appreciation Rights with lower exercise prices or cancel a Share Appreciation Right when the exercise price exceeds the Fair Market Value in exchange for cash or other Awards (other than pursuant to Section 9 hereof) or (iii) take any other action that is treated as a “repricing” of Share Appreciation Rights under generally accepted accounting principles.
8.Other Share-Based Awards
The Administrator, in its sole discretion, may grant or sell Awards of Shares, restricted Shares, deferred restricted Shares, phantom restricted Shares or other share-based awards based in whole or in part on the Fair Market Value of the Shares (“Other Share-Based Awards”). Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Administrator shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Share-

Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Administrator shall determine to whom and when Other Share-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards; whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, any vesting provisions thereof). To the extent that any dividends or dividend equivalent payments may be paid with respect to any Other Share-Based Award, no such dividend or dividend equivalent payments will be made unless and until the corresponding portion of the underlying Other Share-Based Award becomes earned and vested in accordance with its terms.
9.Adjustments Upon Certain Events
Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:
(a)Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share distribution or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to holders of Shares other than regular cash distributions or any transaction similar to the foregoing, the Administrator shall make an equitable substitution or adjustment (subject to Section 17 of the Plan) as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price or exercise price of any Option or Share Appreciation Right and/or (iii) any other affected terms of such Awards, in each case, to the extent determined by the Administrator to be necessary to preserve (and not to enlarge) Participants’ rights with respect to Awards outstanding under the Plan; provided, however, that the manner and form of any such equitable adjustments shall be determined by the Administrator in its sole discretion and without liability to any person.
(b)Change in Control. In the event of a Change in Control after the Effective Date, the Administrator may (subject to Section 17 of the Plan), but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (ii) cancel such Awards for fair value (as determined in the sole discretion of the Administrator) which, in the case of Options and Share Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Share Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Share Appreciation Rights) over the aggregate exercise price of such Options or Share Appreciation Rights, (iii) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Administrator in its sole discretion or (iv) provide that for a period of at least 15 days prior to the Change in Control, such Options shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect. The provisions of this Section 9(b) shall not limit a Participant’s rights, if any, to accelerated vesting of an Award upon a Change in Control to the extent provided under the terms of any applicable Award agreement.
10.No Right to Continued Service, Employment or Awards
The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Services of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Services of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.Successors and Assigns
The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
12.Non-transferability of Awards
Unless otherwise determined or approved by the Administrator, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the applicable laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.
13.Amendments or Termination
The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, without the consent of a Participant, if such action would materially diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Administrator may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to the Company or to Participants). No amendments shall be made to Sections 6(f) or 7(e) of the Plan (regarding repricing of Options or Share Appreciation Rights) without shareholder approval.
Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related U.S. Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Administrator determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.
14.International Participants
With respect to Participants who reside or work outside the United States of America, the Administrator may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants (or establish a sub-plan operating under the Plan) in order to permit or facilitate participation in the Plan, to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.
15.Choice of Law
The Plan shall be governed by and construed in accordance with the law of the State of New York, without regard to its conflict of law provisions.
16.Effectiveness of the Plan
The Plan shall be effective as of the Effective Date.
17.Section 409A
To the extent applicable, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective

Date. Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Administrator that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company may take whatever actions the Administrator determines necessary or appropriate to comply with, or exempt the Plan and Award agreement from the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance and other interpretive materials as may be issued after the Effective Date, which action may include, but is not limited to, delaying payment to a Participant who is a “specified employee” within the meaning of Section 409A of the Code until the first day following the six-month period beginning on the date of the Participant’s termination of Services. The Company shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither the Company, the Administrator nor any employee, director or representative of the Company or of any of its Affiliates shall have any liability to Participants with respect to this Section 17.
18.Fractional Shares
Notwithstanding other provisions of the Plan or any Award agreements thereunder, the Company shall not be obligated to issue or deliver fractional Shares pursuant to the Plan or any Award and the Administrator shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated with, or without, consideration.